UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 3, 2016
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180
Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Federated National Insurance Company (“Federated National”), a wholly owned subsidiary of Federated National Holding Company (the “Company”), has been notified by the Florida Office of Insurance Regulation (the “Florida OIR) that the Florida OIR has approved Federated National’s requested rate increase for its homeowners' multiple peril insurance program within the State of Florida. The rate increase, which is effective August 1, 2016, will result in an average premium increase of approximately 5.6% statewide for new and renewal business.  The Company believes that this rate increase will not impede Federated National’s competitive position in the Florida homeowners’ market; it is not possible at this time, however, to assess the possible impact of this rate increase on the Company’s results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: May 3, 2016	By: /s/ Peter J. Prygelski III
Name: Peter J. Prygelski III
Title: Chief Financial Officer (Principal Accounting and Financial Officer)